Exhibit 23



             CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-97079) of HomeFed Corporation of our report dated February 20, 2007 relating to the financial statements, which appear in this Form 10-K.



/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP

San Diego, California
February 20, 2007